Exhibit 99.1

2/1/2019 TreeHouse Foods Announces the Appointment of Dean General as Chief Commercial Officer | TreeHouse Foods, Inc.

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TreeHouse Foods Announces the Appointment of Dean General as Chief Commercial Officer

OAK BROOK, Ill., Feb. 1, 2019 /PRNewswire/ -- TreeHouse Foods, Inc. (NYSE: THS) announced today that Dean General will be joining the Company as Senior Vice President and Chief Commercial Officer, effective February 18, 2019. Mr. General brings over 30 years of world-class consumer packaged goods and durables sales experience to the role and was most recently Global Customer Development Lead, in addition to Head of Sales & Senior Vice President, Outdoor Recreation Division, at Newell Brands, where he led the delivery of sales and channel marketing plans to drive accelerated growth with key customers. Prior to Newell Brands, Mr. General was with Kraft Heinz and Kraft Foods for nearly 20 years, where he developed senior relationships with key national customers and led cross-functional teams for numerous businesses and divisions across North America.

"Our ability to improve our customer relationships and deliver on their expectations by being both operationally and commercially excellent is fundamental to our success. Dean will lead our Commercial Excellence efforts as we strengthen our capabilities. We plan to build on his prior success driving customer strategies to support best-in-class commercial initiatives," said Steve Oakland, Chief Executive Officer and President of TreeHouse Foods. "In his more than 30 years of consumer packaged goods experience, Dean has developed excellent relationships across the retailer landscape, and we are delighted to welcome him to TreeHouse."

"I'm thrilled about joining TreeHouse and believe we have a wonderful opportunity to recognize the promise and potential of private label in the food and beverage industry," said Mr. General. "Having spent my entire career in sales across nearly all channels, temperature zones and with all forms of distribution and market coverage, I'm excited to lead our commercial excellence effort and shape how we can best serve our customers."

Mr. General's experience at Newell Brands included leading the organizational transformation and design of the structure to support a new division led sales model. Prior to that, Mr. General held customer-facing sales, marketing and strategy roles of increasing responsibility at Kraft Heinz and Kraft Foods and led the customer business teams for Walmart and Kroger. He started his career at General Mills where he held a number of sales and corporate development roles. Mr. General holds a Bachelor of Science degree in Commerce from Rider University where he majored in Marketing.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a manufacturer of packaged foods and beverages with over 40 manufacturing facilities across the United States, Canada and Italy that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture shelf stable, refrigerated, frozen and fresh products, including beverages and beverage enhancers (single serve beverages, coffees, teas, creamers, powdered beverages and smoothies); meals (cereal, pasta, macaroni and cheese and side dishes); retail bakery (refrigerated and frozen dough, cookies and crackers); condiments (pourable and spoonable dressing, dips, pickles, and sauces) and healthy snacks (nuts, trail mix, bars, dried fruits and vegetables). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or

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2/1/2019 TreeHouse Foods Announces the Appointment of Dean General as Chief Commercial Officer | TreeHouse Foods, Inc.

intended. We do not intend to update these forward-looking statements following the date of this press release. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include the risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

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SOURCE TreeHouse Foods, Inc.

PI Aquino, Investor Relations, 708.203.5136

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